Exhibit 10.5

NON-QUALIFIED STOCK OPTION AGREEMENT
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

THIS OPTION AGREEMENT, dated August 19, 2015 (this “Agreement”), between Town Sports International Holdings, Inc. (the “Company”) and Gregory Bartoli (the “Optionee”).
Preliminary Statement
The Optionee and the Company have entered into a letter agreement dated August 17, 2015 (the “Letter Agreement”), which contains the terms and conditions applicable to Optionee’s employment with the Company. As an inducement for Optionee to become the Chief Operating Officer of the Company and commence employment with the Company and in consideration of services to be rendered and as an incentive for Optionee’s best performance of future services to Company and its Subsidiaries and in accordance with NASDAQ Rule 5635(c)(4), the Company’s Board of Directors determined that it would be to the advantage and in the best interest of the Company and its stockholders (i) to grant to Optionee the nonqualified option to purchase 450,000 shares of the Company’s common stock, par value $0.001 per share, as described in Section 6(b) of the Letter Agreement (the “Option”) and (ii) for the Company to enter into this Agreement to evidence the Option. Although this award is not made under the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”), capitalized terms used herein without definition shall have the meanings specified in such Plan and are incorporated herein by reference.
Accordingly, the parties hereto agree as follows:
1.    Tax Matters. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.    Grant of Option. Subject in all respects to the terms and conditions set forth herein and, to the extent incorporated herein, the Plan and the Letter Agreement, the Optionee is hereby granted an Option to purchase from the Company 450,000 shares of Common Stock (the “Option Shares”), at a price per share of $2.61 (the “Option Price”), which may not be less than Fair Market Value on the Grant Date.

3.    Vesting and Exercise.
(a)    Except as set forth in Section 3(c), the Option shall vest and become exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become vested and exercisable as provided below, the Option thereafter may be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration or earlier termination of the Option as provided herein and in accordance with Section 6.3(d) of the Plan (which provision is incorporated herein by reference), including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee or the Company and the payment in full of the Option Price multiplied by the number of Option Shares underlying the portion of the Option exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable. The following table indicates each date upon which the Optionee shall be vested and entitled to exercise the Option with respect to the percentage of the Option Shares indicated beside such date, provided that, except to the extent otherwise provided in Sections 6(c) and 7(c) of the Letter Agreement in the event of a Termination by the Company without Cause or by Optionee for Good Reason (as defined in the Letter Agreement), the Optionee has not had a Termination of Employment any time prior to such date (each of the dates set forth below being herein called a “Vesting Date”):

Vesting Date	Percentage of Option Shares Vested
First Anniversary of Grant Date	33-1/3%
Second Anniversary of Grant Date	66-2/3%
Third Anniversary of Grant Date	100%

(b) There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date, provided that the Optionee has not had a Termination of Employment at any time prior to such Vesting Date (except to the extent otherwise provided in the Letter Agreement) in the event of a Termination by the Company without Cause or by Optionee for Good Reason (as defined in the Letter Agreement).
(c)    The Option will become fully vested on a Change in Control.
(d)    In consideration for the grant of the Option and in addition to any other remedies available to the Company, the Optionee acknowledges and agrees that the provisions in the Plan regarding any Detrimental Activity (including Section 6.3(c) of the Plan) are incorporated herein by reference and shall apply equally to the Option and Option Shares. If the Optionee engages in any Detrimental Activity or his employment is terminated for Cause prior to the exercise of the Option, in addition to any other remedy available to the Company, then the Option shall terminate and expire as of the date the Optionee engaged in such Detrimental Activity or Termination date. As a condition of the exercise of the Option, the Optionee shall be required to certify (or be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Optionee has not engaged in, and does not intend to engage in, any Detrimental Activity. If the Optionee engages in any Detrimental Activity, then, in accordance with the terms of the Plan, in addition to any other remedy available to the Company, the Company shall be entitled to recover from the Optionee, and the Optionee shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).
4.    Option Term. The term of the Option shall be 5 years after the Grant Date and the Option shall expire at 5:00 p.m. (New York City time) on the 5th anniversary of the Grant Date, subject to earlier termination in the event of the Optionee’s Termination of Employment as specified in Section 5.

5.    Termination.
(a)    Subject to Section 4, the Option, to the extent vested at the time of the Optionee’s Termination of Employment (including any portion that vests in the event of a Termination of Employment without Cause by the Company or by Optionee for Good Reason to the extent provided in the Letter Agreement), shall remain exercisable as provided in Section 11.1(a) of the Plan (which provision shall equally apply to this Option).
(b)    Any portion of the Option that is not vested as of the date of the Optionee’s Termination of Employment for any reason (but excluding any portion that vests in accordance with Section 7(c) of the Letter Agreement) shall terminate and expire as of the date of such Termination of Employment. In the event of a Termination of Employment for Cause, the Option, whether or not vested, will be forfeited without any payment.
6.    Restriction on Transfer of Option. No part of the Option shall be subject to Transfer other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option may be exercised only by the Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that this Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. If this Option is Transferred to a Family Member pursuant to the preceding sentence, it (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Agreement. Any shares of Common Stock acquired upon the exercise of this Option by a permissible transferee after the exercise of this Option shall be subject to the terms of this Agreement. The Option shall not be subject to levy by reason of any execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately and automatically become null and void.
7.    Restrictive Covenants.
The Company’s grant of this Option is additional consideration for the restrictive covenants that the Optionee has agreed to in the Letter Agreement and the Confidentiality and Non-Solicitation Agreement referred to therein.
8.    Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any Option Shares unless and until the Optionee has become the holder of record of the Option Shares. No adjustments shall be made to the Option, the Option Shares or the Option Price for dividends in cash or other property, distributions or other rights in respect of any Option Shares, except as otherwise may be specifically provided for in the Plan (with such provisions being incorporated herein by reference). No shares of Common Stock shall be issued unless and until payment therefor has been made or provided and the conditions set forth in Section 15.6 of the Plan (incorporated herein by reference) are satisfied.
9.    Entire Agreement. This Agreement (including the provisions of the Letter Agreement and the Plan that are incorporated herein by reference) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings (whether written or oral) between the Company and the Optionee with respect to the subject matter hereof. Notwithstanding the foregoing, to the extent the Plan is not inconsistent with the terms of this Agreement, the terms of the Plan shall equally apply to the Option and Option Shares and are incorporated herein.

10.    Notices. Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:
If to the Company, to:

Town Sports International Holdings, Inc.
5 Penn Plaza (4th Floor)
New York, New York 10001
Attention: Chief Financial Officer

with a copy to:

Town Sports International Holdings, Inc.
5 Penn Plaza (4th Floor)
New York, New York 10001
Attention: Chief Financial Officer
If to the Optionee, to the address for the Optionee on file with the Company

; or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).
11.    No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ, retain or continue to, employ or retain the Optionee during all, or any part of the term of this Agreement, including but not limited to any period during which any Option is outstanding, nor does it modify in any respect any right of the Company or of any Affiliate of the Company to terminate or modify the Optionee’s employment or compensation.
12.    Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.
13.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

14.    Consent to Jurisdiction. In the event of any dispute, controversy or claim between the Company or any Affiliate and the Optionee in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York. The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law. Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 10 shall be deemed effective service of process on such party. Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may be enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.
15.    Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
16.    Changes in Corporate Structure. In the event of the occurrence of any transaction or event described in Section 4.2 of the Plan, this Option shall be treated in the same manner as the outstanding awards made under the Plan. In addition, the Committee may, in its discretion, take the actions that are described in Section 12.1 of the Plan (which is incorporated by reference herein).
17. No Restriction on Right of Company to Effect Corporate Changes.
This Agreement shall not affect in any way the right or power of the Company, the Board or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, any merger or consolidation of the Company or any Affiliate, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise, as provided in Section 4.2(c) of the Plan.
18.    Conformity to Securities Laws:
The Common Stock issued upon exercise of the Option shall be issued only to Optionee or a person permitted to exercise the Option pursuant to the heading “Restriction on Transfer of Option”. Each share certificate representing Common Stock purchased upon exercise of the Option shall bear a legend stating that the Common Stock evidenced thereby may not be sold or transferred except in compliance with the Securities Act and the provisions of this Agreement. The certificate(s) may be made subject to a stop transfer order placed with the Company's transfer agent. Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of all applicable federal and state (and applicable foreign) laws, rules and regulations (including but not limited to, the Securities Act and the Exchange Act and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

The shares of Common Stock subject to the Option may not be transferred or sold unless and until (A) a registration statement under the Securities Act has been duly filed and declared effective pertaining to the Common Stock and such shares shall have been qualified under applicable state "blue sky" laws, or (B) the Committee in its sole discretion determines that such registration and qualification is not required as a result of the availability of an exemption from such registration and qualification under such laws. The Company shall use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission on Form S-8 with respect to the Option and the Option Shares.

19.	Amendment:
This Agreement may be amended without Optionee’s consent provided that such amendment would not impair any of Optionee’s rights under this Agreement. No amendment of this Agreement shall, without Optionee’s consent, impair any of Optionee’s rights under this Agreement. The Committee’s interpretation of this Agreement and all decisions and determinations by the Committee with respect to this Agreement are final, binding and conclusive on all parties, provided, that, to the extent that any such interpretation, decision or determination applies equally to the participants in the Plan, the interpretation, decision or determination with respect to this Option will be consistent with that made for the Plan participants.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.
Company:
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

By: /s/ Scott Milford
Name: Scott Milford
Title: Senior Vice President, Human Resources

Optionee:
/s/ Gregory Bartoli
Gregory Bartoli